UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 16, 2014

AUSCRETE CORPORATION

(Exact name of registrant as specified in its charter)

Wyoming	001-35923	27-1692457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 East First Street

Rufus, OR 97050

(Address of principal executive offices, including zip code)

(541) 739-8298

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Auditor

On June 4, 2014, the Company engaged Martinelli Mick PLLC of Spokane, WA as its Auditors. commencing with the audit for the fiscal year ended December 31, 2013. The decision to engage these independent auditors was approved by the Board of Directors of the Company.

Previous auditor for the company, Anton & Chia, LLP audited the Company's financial statements for the year ended December 31, 2012. Anton & Chia, LLP was dismissed as the Company's auditors on June 3, 2014 as they were unable to complete the 2013 audit in a timely fashion.

Anton & Chia, LLP's report for the fiscal year ended December 31, 2012, and for the period from January 1, 2010 (inception) through December 31, 2012 did not contain any adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles, except that such report included a going concern paragraph, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Anton & Chia, LLP. would have caused them to make reference thereto in their report on the financial statements for such years.

The registrant provided a copy of the foregoing disclosures to Anton & Chia, LLP subsequent to the date of the filing of this report and requested that Anton & Chia, LLP furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this report. A copy of this letter is filed as Exhibit 16.1 to this Form 8-K/A. Anton & Chia, LLP were furnished with copies of the 2012 quarterly reports for review prior to due date. They were unable to complete the reviews in a timely manner.

Item 9.01 Financial Statements and Exhibits.

Exhibit

Exhibit No. Description

16.1 Letter dated June 24, 2014 Anton and Chia, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUSCRETE CORPORATION

Date: July 28, 2014	By:	/s/ A. John Sprovieri
A. John Sprovieri President / CEO